UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2010

BRAZOS INTERNATIONAL EXPLORATION, INC.
(Exact name of registrant as specified in charter)

Nevada	000-53336	01-0884561
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 N W 19th Avenue, Pompano Beach, Florida 33069
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 917.586.2118

With a copy to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, NY 10005
T: 516.833.5034
F: 516.977.1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Material Contract

Item 3.02                      Unregistered Sales of Equity Securities

On May 28, 2010, Brazos International Exploration, Inc. (the”Company”) entered into a services agreement (the “Agreement”) with Renfro Holdings, Inc. (“Renfro”) whereby Renfro will assist the Company in acquiring oil and gas companies by locating the appropriate candidates for acquisition, including Renfro Energy LLC (the “Services”).  In consideration for providing the Services, the Company will issue to Renfro 24,000,000 shares of common stock, $0.001 par value per share.  Accordingly, the Company now has 44,400,000 shares of common stock outstanding.

The issuance of the shares of common stock was made in reliance upon exemptions from registration pursuant to section 4(2) under the Securities Act of 1933 and/or Rule 506 promulgated under Regulation D thereunder.  Renfro is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

99.1	Services Agreement by and between Brazos International Exploration, Inc. and Renfro Holdings, Inc., dated May 28, 2010

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BRAZOS INTERNATIONAL EXPLORATION, INC.

By:	/s/ Samuel G. Weiss
Name: Samuel G. Weiss
Title: President

Date:  June 2, 2010
Pompano Beach, Florida